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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     February 15, 2006

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                        33-0896617
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  (Commission File Number)                   (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM     1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 15, 2006, Island Pacific, Inc. (the "Company"), entered into a stock repurchase agreement (the "Repurchase Agreement") to repurchase from The Sage Group, plc ("Sage") 8,923,915 shares of its common stock, 141,000 shares of its Series A Convertible Preferred Stock (the "Series A Preferred") and an option to purchase 78,812 shares of its common stock (collectively, the "Shares") for an aggregate purchase price of $750,000, payable in monthly increments of $100,000 with a final payment of $50,000. Record title to the Shares will be transferred to the Company after the final payment is made. Once the repurchase is complete, the Company intends to cancel the Shares.

In connection with the repurchase transaction, the Company also entered into a voting agreement (the "Voting Agreement") with Sage, which requires Sage to exercise any voting rights arising from the Shares as directed by Barry Schechter, the Company's Chief Executive Officer. Pursuant to the Voting Agreement the Company can also require Sage to convert the Series A Preferred into common stock.

Copies of the Repurchase Agreement and the Voting Agreement are attached hereto as exhibits.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit No.       Description
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            10.1           Stock Repurchase Agreement between Island Pacific,
                           Inc. and The Sage Group, plc dated February 15, 2006
            10.2           Voting Agreement between Island Pacific, Inc. and The
                           Sage Group, plc dated February 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                               Island Pacific, Inc.

Date:   February 21, 2006                      By:  /s/ Barry Schechter
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                                               Name:  Barry Schechter
                                               Title:  Chief Executive Officer